UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2013

ASTRONICS CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-7087	16-0959303
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

130 Commerce Way East Aurora, New York		14052
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (716) 805-1599

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02	Results of Operations and Financial Condition

On November 5, 2013, Astronics Corporation issued a news release announcing its third quarter and year to date financial results for 2013. A copy of the press release is attached as Exhibit 99.1.

The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing. The information in this report including the exhibit hereto, shall not be deemed to be “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 7.01	Regulation FD Disclosure

During the investor teleconference on November 5, 2013, held to discuss 2013 third quarter and year-to-date financial results, Mr. Peter J. Gundermann, President and Chief Executive Officer, stated that 2014 revenue could range between $450 million and $475 million. As set forth in item 8.01 below, this revenue guidance as stated was subsequently revised.

Item 8.01	Other Events

As noted in item 7.01 above, the 2014 revenue guidance provided during the November 5, 2013 investor teleconference was subsequently revised. The Company expects that 2014 revenue could range between $450 million and $500 million. A copy of the press release is attached as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

Press Release of Astronics Corporation dated November 5, 2013

Press Release of Astronics Corporation dated November 5, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astronics Corporation

Dated: November 5, 2013	By:	/s/ David C. Burney
	Name:	David C. Burney
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release of Astronics Corporation November 5, 2013

99.2	Press Release of Astronics Corporation November 5, 2013